Exhibit 10.6

RESTRICTED STOCK UNIT AGREEMENT

This Restricted Stock Unit Agreement (this “Agreement”) is made and entered into as of the _____ day of ______________, _______ (the “Grant Date”) by and between LKQ Corporation, a Delaware corporation (the “Company”), and _____________________________ (the “Key Person”).

Recitals

The Board is of the opinion that the interests of the Company will be advanced by encouraging certain persons affiliated with the Company, upon whose judgment, initiative and efforts the Company depends for the successful conduct of the Company’s business, to acquire or increase their proprietary interest in the Company, thus providing them with a more direct stake in its welfare and assuring a closer identification of their interests with those of the Company.

The Board is of the opinion that the Key Person is such a person.

The Company desires to grant restricted stock units (“RSUs”) to the Key Person, and the Key Person desires to accept such grant, all on the terms and subject to the conditions set forth in this Agreement and set forth in the Company’s 1998 Equity Incentive Plan (the “Plan”). Any capitalized term used herein that is not defined shall have the meaning of such term set forth in the Plan.

Covenants

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.Grant of Restricted Stock Units. The Company hereby grants to the Key Person and the Key Person hereby accepts from the Company ________ RSUs, on the terms and subject to the conditions set forth herein and in the Plan (the “Award”).

2.Representations of Key Person. The Key Person hereby represents and warrants that the Key Person has been provided a copy of the Plan (which is also filed publicly) and a Plan prospectus describing the material terms of the Plan, and is accepting the RSUs with full knowledge of and subject to the restrictions contained in this Agreement and the Plan.

3.Vesting and Settlement. (a) The RSUs shall be subject to time-based vesting conditions (which must be satisfied before the applicable portion of the Award is considered earned and payable) as follows: the Award shall vest with respect to 100% of the number of RSUs subject to the Award on the earlier of (i) the one-year anniversary of the grant date (unless such date is a day on which the U.S. stock exchanges are closed, in which case the vesting date shall be extended to the next succeeding business day), and (ii) the date of the ________ Annual Meeting of the Stockholders of the Company (the “Vesting Period”).

(b) Within 30 days of vesting, one Share shall be delivered to the Key Person in settlement of each vested RSU.

4.Termination of Relationship. In the event the Key Person incurs a Separation from Service for any reason other than death or Disability, all RSUs of such Key Person that are unvested at the date of Separation from Service shall be forfeited to the Company. In the event the Key Person incurs a Separation from Service due to death or Disability, all RSUs of such Key Person shall immediately become fully vested on the date of termination and all restrictions shall lapse.

5.Change of Control. In the event of a Change of Control occurring after the Grant Date, the Change of Control provisions of Article 14 of the Plan shall apply to the RSUs.

6.Non-Transferability of RSUs. Except as expressly provided in the Plan or this Agreement, the RSUs may not be sold, assigned, transferred, pledged or otherwise disposed of, shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process, except by will or the laws of descent and distribution. Any attempted sale, assignment, transfer, pledge or other disposition of any RSU prior to vesting shall be null and void and without effect.

7.Taxes. The Key Person shall be responsible for taxes due upon the settlement of any RSU granted hereunder and upon any later transfer by the Key Person of any Share received upon the settlement of an RSU.

8.No Rights as a Stockholder. Prior to the settlement of any RSU, the Key Person has no rights with respect to the Share issuable to the Key Person upon such settlement, shall not be treated as a Stockholder, and shall not have any voting rights or the right to receive any dividends with respect to the RSU or the underlying Share.

9.Notices. Any notices required or permitted hereunder shall be sent using any    means    (including    personal    delivery,    courier,    messenger    service,    facsimile transmission or electronic transmission), if to the Key Person, at the address as the Key Person may designate in writing to the Company or to the Key Person’s home address if no other address has been provided to the Company; and, if to the Company, at the address of its headquarters in Chicago, Attention: General Counsel, or such other address as the Company may designate in writing to the Key Person.    Such notice shall be deemed duly given when it is actually received by the party for whom it was intended. The Company may deliver any documents related to current or future participation in the Plan by electronic means and the Key Person’s acceptance of the Award constitutes the Key Person’s consent to receive those documents by electronic delivery and to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.

10.Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

11.Amendment or Termination. This Agreement may not be amended or terminated unless such amendment or termination is in writing and duly executed by each of the parties hereto.

12.Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and the Key Person and the Key Person’s executors, administrators, personal representatives and heirs. In the event that any part of this Agreement shall be held to be invalid or unenforceable, the remaining parts hereof shall nevertheless continue to be valid and enforceable as though the invalid portions were not a part hereof.

13.Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, discussions and understandings relating to such subject matter; provided, however, for the avoidance of doubt, the parties acknowledge that any confidentiality, non-competition, non-solicitation or similar restrictive covenant agreed to by the parties hereto on or before the Grant Date is not superseded by this Agreement and is an obligation of the parties hereto in addition to Section 17 below.

14.Governing Law and Venue. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to principles and provisions thereof relating to conflict or choice of laws. Any and all actions concerning any dispute arising hereunder shall be filed and maintained only in a state or federal court sitting in the County of Cook, State of Illinois. The parties hereto specifically consent and submit to the jurisdiction of such court.

15.Incorporation of Terms of Plan. The terms of the Plan are incorporated herein by reference and the Key Person’s rights hereunder are subject to the terms of the Plan to the extent they are inconsistent with or in addition to the terms set forth herein. The Key Person hereby agrees to comply with all requirements of the Plan.

16.Non-Competition and Confidentiality. (a) Notwithstanding any provision to the contrary set forth elsewhere herein, the RSUs, the Shares underlying the RSUs, and any proceeds received by the Key Person upon the sale of Shares underlying the RSUs shall be forfeited by the Key Person to the Company without any consideration therefore, if the Key Person is not in compliance, at any time during the period commencing on the Grant Date and ending nine months following the Key Person’s Separation from Service, with all applicable provisions of the Plan and with the following conditions:

(a)the Key Person shall not directly or indirectly (1) be employed by, engage or have any interest in any business which is or becomes competitive with the Company or its Subsidiaries or is or becomes otherwise prejudicial to or in conflict with the interests of the Company or its Subsidiaries, (2) induce any customer of the Company or its Subsidiaries to patronize such competitive business or otherwise request or advise any such customer to withdraw, curtail or cancel any of its business with the Company or its Subsidiaries, or (3) hire or solicit for employment any person employed by the Company or its Subsidiaries or hire any person who was employed by the Company or its Subsidiaries at any time within nine months of such hire; provided, however, that this restriction shall not prevent the Key Person from acquiring and holding up to two percent of the outstanding shares of capital stock of any corporation which is or becomes competitive with the Company or is or becomes otherwise prejudicial to or in conflict with the interests of the Company if such shares are available to the general public on a national securities exchange or in the over-the-counter market; and

(b)the Key Person shall not use or disclose, except for the sole benefit of or with the written consent of the Company, any confidential information relating to the business, processes or products of the Company. Nothing in this Agreement, however, prohibits the Key Employee from reporting violations of law or regulation to any U.S. federal, state or local governmental or law enforcement branch, agency or entity (collectively, a “Governmental Entity”), or from cooperating with any Governmental Entity, including the EEOC, the Securities and Exchange Commission or the Department of Justice.

    (b)    The Company shall notify in writing the Key Person of any violation by the Key Person of this Section 16. The forfeiture shall be effective as of the date of the occurrence of any of the activities set forth in Section 16(a) above. If the Shares underlying the RSUs have been sold, the Key Person shall promptly pay to the Company the amount of the proceeds from such sale. The Key Person hereby consents to a deduction from any amounts owed by the Company to the Key Person from time to time (including amounts owed as wages or other compensation, fringe benefits or vacation pay) to the extent of the amounts owed by the Key Person to the Company under this Section 16. Whether or not the Company elects to make any set-off in whole or in part, the Key Person agrees to timely pay any amounts due under this Section 16. In addition, the Company shall be entitled to injunctive relief for any violation by the Key Person of this Section 16.

    (c)    Notwithstanding any provision of this Agreement to the contrary, the Key Person shall be entitled to communicate, cooperate and file a complaint with any Governmental Entity concerning possible violations of any U.S. federal, state or local law or regulation, and to otherwise make disclosures to any Governmental Entity, in each case, that are protected under the whistleblower provisions of any such law or regulation, as long as in each case the communications and disclosures are consistent with applicable law. The Key Person shall not forfeit any RSUs, Shares held in connection with any RSUs or proceeds from the sale of such Shares as a result of exercising any rights under this Section 16(c).

    (d)    The obligations of this Section 16 shall survive the Key Person’s Separation from Service.

17.Hedging Positions. The Key Person agrees that, at any time during the period commencing on the Grant Date and ending when the Award is fully settled or the RSUs are forfeited, the Key Person shall not (a) directly or indirectly sell any equity security of the Company if the Key Person does not own the security sold, or if owning the security, does not deliver it against such sale within 20 days thereafter; or (b) establish a derivative security position with respect to any equity security of the Company that increases in value as the value of the underlying equity decreases (including a long put option and a short call option position) with securities underlying the position exceeding the underlying securities otherwise owned by the Key Person. In the event the Key Person violates this provision, the Company shall have the right to cancel the Award.

18.Code Section 409A. The RSUs are intended to be exempt from (or in the alternative to comply with) Code Section 409A. This Agreement shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Code Section 409A, consistent with Section 18.6 of the Plan. For purposes of Code Section 409A, each installment payment under this Agreement or the Plan, or otherwise payable to the Key Employee, shall be treated as a separate payment. Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on the Key Employee under Code Section 409A and neither the Company nor the Committee shall have any liability to the Key Employee for such tax or penalty.

19.Clawback. The Award and all amounts and benefits received or outstanding under the Plan shall be subject to potential clawback, cancellation, recoupment, rescission, payback, reduction or other similar action in accordance with the terms and conditions of any applicable Company clawback or similar policy or any applicable law related to such actions, as may be in effect from time to time. The Key Person’s acceptance of the Award constitutes the Key Person’s acknowledgement of and consent to the Company’s application, implementation and enforcement of any applicable Company clawback or similar policy that may apply to the Key Person, whether adopted before or after the Grant Date, and any provision of applicable law relating to clawback, cancellation, recoupment, rescission, payback or reduction of compensation, and the Key Person’s agreement that the Company may take such actions as may be necessary to effectuate any such policy or applicable law, without further consideration or action.

20.Dividend Equivalents. If a dividend is paid with respect to the Common Stock, a dividend equivalent equal to the total dividend the Key Person would have received had the RSUs been actual Shares shall be accumulated and deemed reinvested in additional RSUs, which shall become earned and payable to the same extent that the underlying RSUs become earned and payable. If the underlying RSUs are forfeited, the Key Person shall have no right to such dividend equivalents. Reinvestment of dividend equivalents in additional RSUs at the time of any dividend payment and the payment of Shares with respect to dividend equivalents shall only be permissible if sufficient Shares are available under the Plan for such reinvestment or payment (taking into account then-outstanding Awards). In the event that sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of RSUs equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which RSUs shall provide for settlement in cash and for dividend equivalent reinvestment in further RSUs on the terms contemplated by this Section.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Grant Date.

LKQ CORPORATION                KEY PERSON

By:    __________________________        By: __________________________
Name:___________________________        Name: _______________________
Title: ____________________________        Address:______________________